UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.
On May 30, 2025, Portland General Electric Company (PGE) submitted a regulatory filing with the Public Utility Commission of Oregon (OPUC) to request recovery of the revenue requirement associated with the Seaside Battery Energy Storage System (Seaside). Seaside is a PGE-owned 200 MW battery storage facility located in Portland, Oregon, with an expected commercial operation date prior to August 21, 2025. The regulatory filing is pursuant to the expedited cost-recovery option introduced by the OPUC in its Order issued December 20, 2024 related to PGE's 2025 General Rate Case (OPUC Docket UE 435) and would allow PGE the opportunity to recover its revenue requirement for Seaside outside of a general rate case while balancing the interests of customers and PGE.

As a part of the filing, PGE requests that the Seaside tracker be authorized for inclusion in customer prices by October 31, 2025.

PGE’s request for recovery includes the following:
•an annualized revenue requirement increase of $47 million;
•cost of capital figures based on OPUC approved amounts in UE 435, which included a 9.34% return on equity; and
•a rate base increase of $257 million, net of estimated Investment Tax Credit benefits of $117 million.

PGE and parties will work through the regulatory review process for the Seaside tracker filing (OPUC Docket UE 455) during the coming months. PGE cannot predict the ultimate outcome of the regulatory process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 30, 2025	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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